NORTHEAST UTILITIES PARENT
2.1  PRO FORMA BALANCE SHEET
AS OF DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                             PRO
                                                                                            FORMA
                                                                                            GIVING
                                                                         PRO                EFFECT
                                                                        FORMA                 TO
                                                       PER BOOK          ADJ.                ADJ.
ASSETS:
  Cash                                                $      625       $351,000   a      $  351,625
  Notes receivable from affiliated companies             289,100                            289,100
  Notes and accounts receivable                                                                 551
  Receivables from affiliated companies                    2,620                              2,620
  Prepayments                                                 73                                 73
                                                      ----------       --------          ----------
                                                         292,969        351,000             643,969
                                                      ----------       --------          ----------
Deferred Debits and Other Assets:
  Investments in subsidiary companies, at equity       2,322,902                          2,322,902
  Other                                                   18,159                             18,159
                                                      ----------       --------          ----------
                                                       2,341,061           -              2,341,061
                                                      ----------       --------          ----------
Total Assets                                          $2,634,030       $351,000          $2,985,030
                                                      ==========       ========          ==========

LIABILITIES AND CAPITALIZATION:
  Notes payable to banks                              $   49,000       $351,000   a      $  400,000
  Long-term debt - current portion                        23,000                             23,000
  Accounts payable                                         2,285                              2,285
  Accounts payable to affiliated companies                   290                                290
  Accrued taxes                                            2,460         (3,166)  b            (706)
  Accrued interest                                         5,883          7,915   b          13,798
  Other                                                      363                                363
                                                      ----------       --------          ----------
                                                          83,281        355,749             439,030
                                                      ----------       --------          ----------
Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes                        6,087                              6,087
  Other                                                      141                                141
                                                      ----------       --------          ----------
                                                           6,228           -                  6,228
                                                      ----------       --------          ----------
Capitalization:
  Long-Term Debt                                         334,000                            334,000
                                                      ----------       --------          ----------
  Common Shareholders' Equity:
      Common shares                                      746,879                            746,879
      Capital surplus, paid in                         1,108,338                          1,108,338
      Deferred contribution plan - employee stock
           stock ownership plan                          (87,746)                           (87,746)
  Retained earnings                                      765,611         (4,749)  b         760,862
  Accumulated other comprehensive income                  14,927                             14,927
  Treasury stock                                        (337,488)                          (337,488)
                                                      ----------       --------          ----------
  Common Shareholders' Equity                          2,210,521         (4,749)          2,205,772
                                                      ----------       --------          ----------
Total Capitalization                                   2,544,521         (4,749)          2,539,772
                                                      ----------       --------          ----------
Total Liabilities and Capitalization                  $2,634,030       $351,000          $2,985,030
                                                      ==========       ========          ==========


NORTHEAST UTILITIES PARENT
2.2  PRO FORMA INCOME STATEMENT
FOR THE 12 MONTHS ENDED DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                             PRO
                                                                                            FORMA
                                                                                            GIVING
                                                                         PRO                EFFECT
                                                                        FORMA                 TO
                                                        PER BOOK         ADJ.                ADJ.
Operating Revenues                                      $   -           $                  $   -
                                                        --------        -------            --------
Operating Expenses:
  Other                                                   12,787                             12,787
                                                        --------        -------            --------
Operating Loss                                           (12,787)                           (12,787)
                                                        --------        -------            --------
Interest Expense                                          30,630          7,915   b          38,545
                                                        --------        -------            --------
Other Income, Net                                        185,448                            185,448
                                                        --------        -------            --------
Income/(Loss) Before Income Tax Benefit                  142,031         (7,915)            134,116
Income Tax Benefit                                       (10,078)        (3,166)  b         (13,244)
                                                        --------        -------            --------
Net income/(loss)                                       $152,109        $(4,749)           $147,360
                                                        ========        =======            ========


NORTHEAST UTILITIES PARENT
2.2  PRO FORMA STATEMENT OF RETAINED EARNINGS
FOR THE 12 MONTHS ENDED DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                           PRO
                                                                                          FORMA
                                                                                          GIVING
                                                                        PRO               EFFECT
                                                                       FORMA               TO
                                                        PER BOOK        ADJ.               ADJ.
Balance at beginning of period                          $678,460      $                  $678,460

Net income                                               152,109       (4,749)  b         147,360

Cash dividends on common shares                          (67,793)                         (67,793)

Allocation of benefits - ESOP and restricted stock         2,835                            2,835
                                                        --------      -------            --------
Balance at end of period                                $765,611      $(4,749)           $760,862
                                                        ========      =======            ========


NORTHEAST UTILITIES PARENT
2.2  PRO FORMA CAPITAL STRUCTURE
AS OF DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                           PRO
                                                                                          FORMA
                                                                                          GIVING
                                                                        PRO               EFFECT
                                                                        FORMA               TO
                                                     PER BOOK           ADJ.               ADJ.
Long-term debt*                                    $   334,000        $                $  334,000

Common shareholders' stock equity                    2,210,521         (4,749)  b       2,205,772
                                                     ---------        -------          ----------
        Total Capitalization                        $2,544,521        $(4,749)         $2,539,772
                                                    ==========        =======          ==========

*Does not include current portion.


NORTHEAST UTILITIES PARENT
2.2  PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENTS - CALCULATIONS
(Thousands of Dollars)

                                                        Debit          Credit
a) Cash                                               351,000
      Notes payable to banks                                          351,000

   To record the issuance of
   additional short-term debt.


b) Other interest                                       7,915
   Accrued taxes                                        3,166
     Accrued interest                                                   7,915
     Income tax expense                                                 3,166

   To record interest expense
   associated with increased level of
   short-term debt and related tax effect.